

<ARTICLE>  BD
<LEGEND>
This  schedule  contains  summary  information   extracted  from  the  condensed
consolidated  financial  statements of The Charles  Schwab  Corporation  for the three-month  period  ended March 31, 2000 and is  qualified  in its  entirety by referencing  to such  financial  statements.  This  period has been  restated to reflect the merger of The Charles Schwab Corporation and U.S. Trust Corporation.
</LEGEND>

<MULTIPLIER>                                  1000

<PERIOD-TYPE>                          3-MOS
<FISCAL-YEAR-END>                      Dec-31-2000
<PERIOD-END>                           Mar-31-2000
<CASH>                                   5,358,869
<RECEIVABLES>                           22,695,441
<SECURITIES-RESALE>                      4,267,081
<SECURITIES-BORROWED>                            0
<INSTRUMENTS-OWNED>                      1,539,272
<PP&E>                                     751,801
<TOTAL-ASSETS>                          38,617,091
<SHORT-TERM>                               625,896
<PAYABLES>                              28,351,881
<REPOS-SOLD>                                     0
<SECURITIES-LOANED>                              0
<INSTRUMENTS-SOLD>                               0
<LONG-TERM>                                718,129
<PREFERRED-MANDATORY>                            0
<PREFERRED>                                      0
<COMMON>                                    13,649
<OTHER-SE>                               3,460,789
<TOTAL-LIABILITY-AND-EQUITY>            38,617,091
<TRADING-REVENUE>                          245,280
<INTEREST-DIVIDENDS>                       600,844
<COMMISSIONS>                              788,402
<INVESTMENT-BANKING-REVENUES>                    0
<FEE-REVENUE>                              371,824
<INTEREST-EXPENSE>                         304,387
<COMPENSATION>                             662,270
<INCOME-PRETAX>                            511,555
<INCOME-PRE-EXTRAORDINARY>                 299,958
<EXTRAORDINARY>                                  0
<CHANGES>                                        0
<NET-INCOME>                               299,958
<EPS-BASIC>                                  .23 <F1>
<EPS-DILUTED>                                  .22 <F1>

<F1>  The information  has been prepared in accordance  with SFAS No. 128. Basic and diluted EPS have been entered in place of primary and fully diluted, respectively. Includes the effects of the three-for-two common stock split declared May 3, 2000 and payable May 30, 2000.


